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                                                                       Exhibit 5
                             [letterhead of KeyCorp]




                                  June 12, 2001



Board of Directors
KeyCorp
127 Public Square
Cleveland, Ohio 44114

RE:  Registration Statement on Form S-3
     ----------------------------------

Ladies and Gentlemen:

         I am Vice President and Associate General Counsel of KeyCorp, an Ohio corporation (the "Corporation"). I have acted as counsel to the Corporation in connection with the proposed registration by the Corporation under the Securities Act of 1933, as amended (the "Securities Act") of the outstanding long-term debt securities of the Corporation that are listed on Appendix I attached hereto (the "Outstanding Securities").

         I am familiar with the corporate proceedings of the Corporation to date with respect to the Outstanding Securities, and I, or attorneys under my supervision, have examined and am familiar with such corporate records of the Corporation and such other documents and certificates as I have deemed necessary as a basis for the opinions hereinafter expressed. In rendering this opinion, I (or such persons) have assumed, without any independent investigation, that (i) all documents that have been submitted to me as originals are authentic, and that all documents that have been submitted to me as copies conform to authentic, original documents; and (ii) all persons executing agreements, instruments or documents examined or relied upon by me had the capacity to sign such agreements, instruments or documents, and all such signatures are genuine.

         I have assumed that each of the documents has been duly authorized, executed and delivered by each of the parties thereto other than the Corporation and constitute valid and legally binding obligations of such parties enforceable in accordance with their respective terms, except as limited by Title 11 of the United States Code (Bankruptcy) and other applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting creditors' rights generally and general principles of equity, constitutional rights and public policy, regardless of whether enforceability is considered in a proceeding at law or in equity and except that the provisions requiring payment of attorneys' fees may not be enforced by courts applying Ohio law.

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Board of Directors
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         Based on the foregoing and assuming that the notes representing the
Outstanding Securities (the "Notes") have been duly authenticated by the appropriate trustee, and that the Notes were sold and delivered at the prices and in accordance with the terms set forth in the applicable registration statements and supplements to the prospectuses referred to therein, I am of the opinion that the Notes are legal, valid and binding obligations of the Corporation.

         This opinion is given on the basis of the law and the facts existing as of the date hereof. I assume no obligation to advise you of changes in matters of fact or law which may thereafter occur. My opinion is based on statutory laws and judicial decisions that are in effect on the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof.

         I am licensed to practice law in the State of Ohio and, accordingly, the foregoing opinions are limited solely to the laws of the State of Ohio and applicable federal laws of the United States

         This opinion is intended solely for your use in connection with the Corporation's Registration Statement on Form S-3 and may not be reproduced, filed publicly, or relied upon by you for any other purpose or by any other person for any purpose without our prior written consent.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of my name in the prospectus constituting a part of such Registration Statement under the heading "Legal Matters". In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

                                        Very truly yours,

                                        /s/ Daniel R. Stolzer

                                        Daniel R. Stolzer
                                        Vice President and
                                        Associate General Counsel

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                                   APPENDIX I

                                     KEYCORP

                   7% Series C Senior Notes due May 11, 2005
           Floating Rate Series D Senior Notes due December 10, 2001
              Floating Rate Series D Senior Notes due May 30, 2002
             Floating Rate Series E Senior Notes due July 26, 2001
            Floating Rate Series E Senior Notes due October 24, 2001
            Floating Rate Series E Senior Notes due October 30, 2001
           Floating Rate Series E Senior Notes due November 21, 2001
                  8.125% Subordinated Notes due June 15, 2002
           7.61% Subordinated Notes, Series IV, due September 9, 2002
          7.63% Subordinated Notes, Series IV, due September 15, 2002
          7.46% Subordinated Notes, Series IV, due September 25, 2002
          7.53% Subordinated Notes, Series IV, due September 30, 2002
            7.3% Subordinated Notes, Series IV, due February 3, 2003
                     8% Subordinated Notes due July 1, 2004
              6.75% Subordinated Series B Notes due March 15, 2006
               7.5% Subordinated Series B Notes due June 15, 2006